UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):              November 29, 2001

Ribozyme Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27914 (Commission File Number)	34-1697351 (IRS Employer ID Number)

2950 Wilderness Place, Boulder, Colorado (Address of principal executive offices)	80301 (Zip Code)

Registrant's Telephone Number, including area code:	303-449-6500

N/A
(Former name or former address, if changed since last report)

Item 5.           Other Events.

          As previously disclosed on November 29, 2001, the Registrant announced that it had received gross proceeds of $9,500,000 through the public offering to selected institutional investors of 2,261,905 shares of its common stock and warrants to purchase 226,191 additional shares of its common stock.

          ABN AMRO Incorporated served as the placement agent for the offering. As part of the compensation to the placement agent, the Registrant issued to ABN AMRO Incorporated warrants to purchase 180,953 shares of common stock. The warrant agreement is filed as an exhibit to this report.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements None.

(b)	Pro Forma Financial Statements None.

(c)	Exhibits 4.1 Warrant Agreement by and between the Registrant and ABN AMRO Incorporated.

EXHIBIT INDEX

Exhibit 4.1	Description Warrant Agreement by and between the Registrant and ABN AMRO Incorporated.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RIBOZYME PHARMACEUTICALS, INC. By:/s/ Lawrence E. Bullock Name: Lawrence E. Bullock Title: Vice President of Administration and Finance and Secretary

Dated: February 25, 2002